UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 16, 2006

Enpath Medical, Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-19467	41-1533300
(Commission File Number)	(IRS Employer Identification No.)

15301 Highway 55 West
Plymouth, Minnesota	55447
(Address of Principal Executive Offices)	(Zip Code)

(763) 559-2613

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Agreement on Biomec Director

On February 16, 2006, Enpath Medical, Inc. (“Enpath”) entered into a Letter Agreement with BIOMEC Inc. under which BIOMEC and Enpath agreed that

•                  BIOMEC and its affiliates continued to own 5% of the outstanding stock of Enpath for purposes of determining whether BIOMEC had the right to designate a director for election at the Enpath Annual Meeting of Shareholders,

•                  Richard T. Schwarz would be elected as the BIOMEC designee on the Enpath board at the February 16, 2006 Enpath board meeting and would be nominated for re-election as a director at the 2006 Enpath annual meeting of shareholders, and

•                  Mr. Trevor O. Jones would resign as a director of Enpath effective with Mr. Schwarz’s election.

Executive Compensation

On February 16, 2006, Enpath adopted the 2006 Salaried Employee Bonus Plan under which all salaried employees would be eligible to earn up to 3% of salary for completing specific objectives, if Enpath attains a specified level of after tax income. In addition, the Company adopted an employee bonus plans for its salaried employees in its Introducer, Advanced Delivery Catheter and Stimulation Leads product lines, its sales and marketing personnel and its administrative corporate employees, in which officers of the Company can earn up to 15% of base salary (18% in the case of Mr. Hertig, CEO) by achieving specified income targets. In addition, the Company adopted an executive officer only plan under which the officers may earn an additional 10% of base salary by achieving net income after taxes over and above that income which would maximize the bonus payout at the all salaried bonus plan.

Enpath also granted options to the following officers:

Name	Options

Mark C. Kraus	10,000
James E. Mellor	10,000
Michael Erdmann	4,000
James M. Reed	12,000
David A. Grenz	15,000

Each option was granted at a price of $9.18, vesting 20% per year beginning one year from the date of grant and expires five years from grant date. In addition, Steven O. Mogenson was elected Vice President of Sales and was granted an option to purchase 15,000 shares at a price of $8.81 on February 20, 2006.

Item 2.02   Results of Operations and Financial Disclosure

On February 23, 2006, Enpath Medical, Inc. (the “Company”) issued a press release reporting the results of its operations for the quarter and the year ended December 31, 2005. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The Company also furnishes as Exhibit 99.2 to this Form 8-K the statement of John C. Hertig, Chief Executive Officer and James D. Hartman, Chief Financial Officer, that will be issued in connection with the February 23, 2006, Enpath Medical, Inc. conference call reporting the results of operations for the quarter and year ended December 31, 2005.

The information provided pursuant to Items 2.02 of this Form 8-K is being furnished and is not “filed” for purposes of Section 18 of the Securities Act of 1934, and may not be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in that filing.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 16, 2006, the Board of Directors of the Company elected John C. Hertig and Richard T. Schwarz to the Board of Directors of the Company. Mr. Schwarz is the designee of BIOMEC Inc. and replaces Trevor O. Jones, who resigned effective with the election of Mr. Schwarz. Mr. Hertig became the Chief Executive Officer of the Company in January 2006.

Section 9. - Financial Statements and Exhibits.

Item 9.01   Financial Statements and Exhibits

(c)           Exhibits

The following are filed or furnished as Exhibits to this Report:

Exhibit No.	Description of Exhibit

10.1	Letter Agreement dated February 16, 2006 between Enpath Medical, Inc. and BIOMEC Inc
99.1	Press release dated February 23, 2006, reporting results for the quarter and year ended December 31, 2006.
99.2

Statement of John C. Hertig, Chief Executive Officer and James D. Hartman, Chief Financial Officer of Enpath Medical, Inc, in connection with the February 23, 2006 Enpath Medical, Inc. conference call.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENPATH MEDICAL, INC.

Dated: February 23, 2006	By:	/s/ John C. Hertig
John C. Hertig
Chief Executive Officer